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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 24, 2006

                                  AXS-ONE INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                       1-13591                  13-2966911
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                   301 ROUTE 17 NORTH, RUTHERFORD, NEW JERSEY
       07070 (Address of principal executive offices, including zip code)

                                 (201) 935-3400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDMENT TO 2005 STOCK INCENTIVE PLAN

On March 21, 2006, the Board of Directors of AXS-One Inc. (the "Company")
amended the Company's 2005 Stock Incentive Plan (the "2005 Plan"), subject to stockholder approval, to remove the restriction on the number of shares of restricted stock that can be granted under the 2005 Plan and to provide for automatic grants of restricted stock to non-employee directors as described in greater detail below. On May 24, 2006, at the Company's annual meeting of stockholders, the amendment to the 2005 Plan was approved by the Company's stockholders and became effective.

As previously in effect, the 2005 Plan provided for a maximum of 1,500,000 shares of common stock available for awards, of which 375,000 shares were available for awards of restricted stock. The amendment to the 2005 Plan removes the 375,000 share limitation on restricted stock grants. This will allow grants of restricted stock under the 2005 Plan of up to the total maximum number of shares available under the 2005 Plan.

In addition, as previously in effect, under the 2005 Plan, each new non-employee director of the company received an automatic grant of options to purchase
40,000 shares of common stock (or such other quantity of shares as the board, from time to time during the term of the 2005 Plan, determined) on the date he or she began service as a non-employee director. In addition, each non-employee director received an automatic grant of options to purchase 10,000 shares of common stock (or such other quantity of shares as the board, from time to time during the term of the 2005 Plan, determined) on the date of each annual meeting of stockholders, provided such individual had been a non-employee director for the previous twelve months. The options had a ten-year term and an exercise price equal to the fair market value of the common stock at the time of grant.
The automatic non-employee directors' stock options would vest and become exercisable in four equal installments on each of the first four anniversaries of the date of grant. Upon a change in control of the company or termination of directorship as a result of death or disability, all then unvested options would fully vest and become exercisable in their entirety.

In lieu of the option grants described in the previous paragraph, the 2005 Plan, as amended, provides that beginning at the 2006 annual meeting, each non-employee director first elected or appointed to the board of directors will be granted 40,000 shares of restricted common stock on the date of his or her election or appointment to the board of directors. In addition, at each annual meeting of stockholders, each non-employee director with at least twelve months of service on the board of directors who continued to serve as a non-employee director following the meeting will be granted 10,000 shares of restricted common stock. Each grant of restricted stock will vest in successive equal annual installments on the first four anniversaries of the date of grant.
However, each outstanding grant will vest immediately upon (i) certain changes in the ownership or control of the company or (ii) the death or disability of the grantee while serving on the board of directors.

The foregoing description of the amendments to the 2005 Plan does not purport to be complete and is qualified in its entirety by reference to the 2005 Plan, as amended, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company's proxy statement for the 2006 annual meeting.

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RESTRICTED STOCK GRANTS TO NON-EMPLOYEE DIRECTORS

In accordance with the provisions of the 2005 Plan, as amended and described above, on May 24, 2006, restricted stock grants in the amount of 10,000 shares were made to the following non-employee directors: Daniel Burch, Robert
Migliorino and Allan Weingarten. Each grant of restricted stock will vest in successive equal annual installments on the first four anniversaries of the date of grant. However, each outstanding grant will vest immediately upon (i) certain changes in the ownership or control of the company or (ii) the death or disability of the grantee while serving on the board of directors.

OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

On May 24, 2006, the board of directors also made discretionary option grants to two directors who were ineligible to receive automatic grants of restricted stock since they have been serving on the board of directors for less than one full year. Anthony Bloom and Harold Copperman received ten-year option grants to purchase 10,000 shares of common stock at an exercise price of $1.96 per share.
The foregoing option grants were made in accordance with the 2005 Plan and vest
25% on each of the first four anniversaries of the date of grant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AXS-ONE INC.

Date: May 30, 2006                By:  /s/ Joseph P. Dwyer
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                                       Joseph P. Dwyer
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer

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